John Tietjen	Edward Nebb
Chief Financial Officer	Investor Relations
Sterling Bancorp	Comm-Counsellors, LLC
john.tietjen@sterlingbancorp.com	enebb@optonline.net
212.757.8035	203.972.8350

Sterling Bancorp Reports SIGNIFICANT INCREASE IN NET INCOME AVAILABLE TO COMMON SHAREHOLDERS FOR 2011 THIRD Quarter, TO $4.4 MILLION, OR $0.14 PER DILUTED SHARE

LOANS, DEPOSITS AND TOTAL ASSETS SET RECORDS,

CONTINUE DOUBLE-DIGIT GROWTH

Highlights*:

•	Net income available to common shareholders rose 74% as compared to the 2011 second quarter, to $4.4 million. This growth was driven by higher revenues, an unchanged provision for loan losses, and the elimination of dividends and accretion on preferred shares.

•	Net interest income, on a tax equivalent basis, was $22.7 million, increasing 5%.

•	Noninterest income totaled $11.5 million, representing 31% of total revenue in the 2011 third quarter.

•	Noninterest expenses were essentially unchanged from the year-ago level.

•	Total loans in portfolio set a record, approaching $1.5 billion, an increase of 13%.

•	Total deposits exceeded $2.0 billion, an increase of 24%.

•	Noninterest-bearing demand deposits were $594.3 million, up 10%.

•	Total assets set a record, approaching $2.7 billion, an increase of over 15%.

•	The tangible common equity ratio was 7.43%, up from 7.05%.

•	The ratio of nonperforming assets to total assets continued to improve to 0.28%.

* Third quarter 2011 as compared to third quarter 2010 unless otherwise noted.

New York, N.Y., October 20, 2011 — Sterling Bancorp (NYSE: STL), a financial holding company headquartered in New York City and the parent company of Sterling National Bank, today reported a significant increase in earnings for the quarter ended September 30, 2011, and also noted that loans, deposits and total assets reached record levels.

Net income available to common shareholders was $4.4 million for the 2011 third quarter, rising 74% on a sequential basis from $2.5 million for the 2011 second quarter. Net income available to common shareholders per diluted share rose sequentially to $0.14 for the 2011 third quarter, from $0.08 per diluted share in the 2011 second quarter.

Management Perspective

“Sterling has continued on a strong and well-defined growth trajectory throughout the first nine months of this year, which is reflected in our sharp rise in profitability and record loan balances, deposits and total assets for the 2011 third quarter,” said Louis J. Cappelli, Sterling’s Chairman and Chief Executive Officer. “Our 74% increase in net income available to common shareholders compared to the 2011 second quarter reflects positive trends in net interest income and noninterest income, as well as firm control of noninterest expenses.”

Mr. Cappelli added, “We have continued to do our part to move the economy forward by providing credit for the small and mid-sized businesses that are the primary engines of economic growth. This resulted in a 13% increase in our loan portfolio for the third quarter, representing an accelerated pace of loan growth compared to the strong levels we achieved during the first two quarters of this year.”

“Looking ahead, we will maintain our efforts to capitalize on the opportunities in the New York metropolitan area and beyond. We will continue to focus on providing exceptional service and individualized solutions to small-to-midsized businesses and individuals. We will continue working to enhance our revenue base and market share by expanding our relationships with new and existing customers. And we will employ our strong balance sheet and liquidity to support profitable growth and long-term shareholder value,” Mr. Cappelli concluded.

Third Quarter 2011 Financial Results

Net income available to common shareholders for the third quarter of 2011 was $4.4 million, or $0.14 per diluted share. In the third quarter of 2010, the Company reported a net loss available to common shareholders of $3.3 million, or $0.12 per diluted share, largely due to its decision to accelerate the resolution of certain nonaccrual loans, resulting in an additional provision for loan losses in that period. The significant increase in net income available to common shareholders as compared to the year-ago period reflected higher net interest income and effective management of noninterest expenses, coupled with the substantially lower provision for loan losses. Per share results in the 2011 third quarter reflected the impact of an additional 4.1 million average common shares outstanding, due to Sterling’s March 2011 common share offering. The proceeds of the offering provided additional capital to respond to loan demand, with the effect of the higher share count being partially offset by the resulting growth in earnings.

Net interest income, on a tax-equivalent basis, was $22.7 million for the 2011 third quarter, compared to $21.6 million for the 2010 third quarter. This primarily reflected the benefit of higher average loan and investment securities balances and reduced funding costs, partially offset by the impact of lower yields on loans and securities and higher interest-bearing deposit balances. Net interest margin was 3.81% for the 2011 third quarter, compared to 4.11% for the 2010 third quarter, on a tax-equivalent basis, due in part to the strategy of maintaining liquidity for future loan demand by investing in short-term investment securities and interest-bearing bank deposits.

“Sterling has maintained and strengthened our liquidity position, which we have temporarily deployed in a manner that will enable us to access these funds as needed to support anticipated future loan growth. We have accomplished this through positions in short-term investment securities and interest-bearing bank deposits that have the near-term effect of reducing the net interest margin due to the lower yields on these types of investments. Our strategy is to redeploy these funds in loans, with a resulting improvement in yields,” noted Mr. Cappelli.

The provision for loan losses decreased to $3.0 million for the 2011 third quarter, from $14.0 million for the 2010 third quarter, reflecting the Company’s improved asset quality.

Total noninterest income was $11.5 million for the 2011 third quarter, compared to $13.1 million in the same period of 2010. This primarily reflected higher accounts receivable management and factoring fees, more than offset by lower residential mortgage banking income, service charges and securities gains.

Noninterest expenses were $23.8 million for the 2011 third quarter, virtually unchanged from a year ago. The trend reflected an increase in compensation expenses primarily due to the growth in Sterling’s business and ongoing business development efforts, as well as higher professional fees, offset by decreases in occupancy and equipment costs and deposit insurance premiums.

Nine Months 2011 Financial Results

Net income available to common shareholders for the first nine months of 2011 was $10.2 million, or $0.35 per diluted share, compared to $0.9 million, or $0.04 per diluted share, for the same period of 2010. Results for the 2011 period included a charge for accelerated accretion of $1.2 million due to the redemption of all issued and outstanding Series A preferred shares and repurchase of the related warrant to purchase common shares in each case issued under the TARP Capital Purchase Program. Results for the 2010 period included the additional provision for loan losses noted earlier. Per share results in the 2011 period also reflected the impact of an additional 5.7 million average common shares outstanding, largely due to Sterling’s March 2011 common share offering.

Net interest income, on a tax-equivalent basis, was $64.8 million for the first nine months of 2011, up $1.7 million from the same 2010 period. The comparison reflected the benefit of higher average loan and investment securities balances and reduced funding costs, partially offset by the impact of lower yields on loans and securities and higher interest-bearing deposit balances. Net interest margin was 3.90% for the first nine months of 2011, on a tax-equivalent basis, compared to 4.26% for the same period of 2010, due in part to the practice of maintaining liquidity for future loan demand by investing in short-term investment securities and interest-bearing bank deposits, as noted earlier.

The provision for loan losses decreased to $9.0 million for the first nine months of 2011, compared to $25.5 million a year earlier, reflecting the Company’s improved asset quality.

Total noninterest income was $33.8 million for the first nine months of 2011, compared to $35.5 million a year earlier. This primarily reflected higher accounts receivable management, factoring and trade finance fees, more than offset by lower residential mortgage banking income, service charges and securities gains.

Noninterest expenses were $69.7 million for the first nine months of 2011, compared to $67.2 million in the 2010 period, primarily due to additional compensation expenses and occupancy costs related to the growth in Sterling’s business, partially offset by lower deposit insurance premiums, advertising and marketing expenses, and professional fees.

Loans, Deposits and Total Assets

Total loans held in portfolio approached a record $1.5 billion at September 30, 2011, rising 13% from a year earlier. The Company continues to have a robust loan pipeline. The ratio of portfolio loans to deposits was approximately 71.5% at September 30, 2011.

Total deposits were a record $2.0 billion at September 30, 2011, up 24% from $1.6 billion a year earlier. Noninterest-bearing demand deposits totaled $594.3 million at September 30, 2011, a 10% increase from a year ago, and represented 29% of total deposits, among the highest ratios of demand to total deposits in the industry.

Total assets approached a record $2.7 billion at September 30, 2011, an increase of more than 15% from approximately $2.3 billion a year ago.

Asset Quality

Sterling continued to exhibit strong credit quality during the 2011 third quarter. As noted previously, the provision for loan losses declined to $3.0 million for the 2011 third quarter, compared to $14.0 million a year earlier. Net charge-offs declined to $2.0 million for the 2011 third quarter, from $15.9 million for the year-ago period. Nonperforming assets were 0.28% of total assets at September 30, 2011, compared to 0.30% a year ago. The allowance for loan losses as a percentage of nonaccrual loans was 347% at September 30, 2011, improved from 290% a year earlier. Results for the 2010 period largely reflected an additional provision for loan losses due to the Company’s decision to accelerate the resolution of certain nonaccrual loans, as noted earlier.

Capital

Sterling’s capital base has continued to exceed all regulatory requirements for well-capitalized institutions. At September 30, 2011, Sterling’s Tier 1 risk-based capital ratio was 12.14% (compared to a requirement of 6.00%), total risk-based capital was 13.18% (requirement of 10.00%), and the Tier 1 leverage ratio was 9.08% (requirement of 5.00%).

The tangible common equity ratio rose to 7.43% at September 30, 2011 from 7.05% a year ago.

Conference Call

Sterling Bancorp will host a teleconference call for the financial community on October 20, 2011, at 10:00 a.m. Eastern Time to discuss the third quarter 2011 financial results. To access the conference call live, interested parties may dial 800-398-9367 at least 10 minutes prior to the call.

A replay of the conference call will be available beginning at approximately 1:00 p.m. Eastern Time on October 20, 2011, until 11:59 p.m. Eastern Time on November 3, 2011. To access the replay by telephone, interested parties may dial 800-475-6701 and enter the Access Code 220223.

About Sterling Bancorp

Sterling Bancorp (NYSE: STL) is a New York City-based financial corporation with assets exceeding $2.6 billion. Since 1929, Sterling National Bank, the company’s principal banking subsidiary, has successfully served the needs of businesses, professionals and individuals in the New York metropolitan area and beyond. Sterling is well-known for its high-touch, hands-on approach to customer service and a special focus on serving the business community.

Sterling offers clients a full range of depository and cash management services plus a broad portfolio of financing solutions – including working capital lines, accounts receivable and inventory financing, factoring, trade financing, payroll funding and processing, equipment financing, commercial and residential mortgages and mortgage warehouse lines of credit.

Certain statements in this press release, including but not limited to, statements as to future events, future liquidity, future interest rate risk and operating expenses, statements concerning future results of operations, financial position or dividends, and plans and objectives for future operations, future capital, future liquidity and future growth, statements concerning the economic environment, asset quality and future levels of nonaccrual loans, charge-offs and provisions for loan losses, and the Company’s ability to provide exceptional service and individualized solutions to small-to-midsized businesses and individuals, to enhance its revenue base and market share by expanding its relationships with new and existing customers, to employ its balance sheet and liquidity to support profitable growth and long-term shareholder value, and to redeploy funds invested in lower-yielding instruments to higher-yielding loans, and other statements contained herein regarding matters that are not historical facts, are "forward-looking statements" as defined in the Securities Exchange Act of 1934. These statements are not historical facts but instead are subject to numerous assumptions, risks and uncertainties, and represent only the Company’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside its control. Any forward-looking statements the Company may make speak only as of the date on which such statements are made. The Company’s actual results and financial position may differ materially from the anticipated results and financial condition indicated in or implied by these forward-looking statements, and the Company makes no commitment to update or revise forward-looking statements to reflect new information or subsequent events or changes in expectations. For a discussion of some of the risks and important factors that could affect the Company’s future results and financial condition, see “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Forward-Looking Statements and Factors that Could Affect Future Results” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

# # #

STERLING BANCORP

Consolidated Financial Highlights

(Unaudited)

(dollars in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
BALANCE SHEET HIGHLIGHTS
Period End Balances
Investment securities	$777,812	$764,461	$777,812	$764,461
Loans held for sale	22,874	34,046	22,874	34,046
Loans held in portfolio,
net of unearned discounts	1,463,171	1,296,166	1,463,171	1,296,166
Federal Reserve Bank and Federal Home Loan
Bank stock, at cost	8,502	9,381	8,502	9,381
Total earning assets	2,458,991	2,123,354	2,458,991	2,123,354
Allowance for loan losses	19,547	18,152	19,547	18,152
Total assets	2,656,975	2,303,477	2,656,975	2,303,477

Demand deposits	594,250	539,633	594,250	539,633
Savings, NOW and money market deposits	607,049	555,262	607,049	555,262
Time deposits	846,496	550,718	846,496	550,718
Customer repurchase agreements	43,503	21,084	43,503	21,084
Other short-term borrowings	22,726	82,466	22,726	82,466
Advances FHLB/Long-term borrowings	148,869	170,302	148,869	170,302
Shareholders' equity	218,685	224,378	218,685	224,378

Average Balances
Investment securities	$867,225	$783,868	$865,132	$772,434
Loans held for sale	28,344	43,351	25,881	32,018
Loans held in portfolio,
net of unearned discounts	1,425,685	1,271,495	1,319,054	1,199,952
Federal Reserve Bank and Federal Home Loan
Bank stock	8,714	8,810	8,862	8,363
Total earning assets	2,396,929	2,121,704	2,271,999	2,040,010
Total assets	2,596,845	2,294,204	2,464,512	2,208,435

Demand deposits	582,042	478,474	558,059	471,081
Savings, NOW and money market deposits	618,840	544,900	590,722	565,155
Time deposits	798,705	580,445	708,919	542,579
Customer repurchase agreements	40,340	41,880	42,096	49,046
Other short-term borrowings	37,630	117,289	38,413	74,806
Advances FHLB/Long-term borrowings	153,556	157,597	157,590	154,402
Shareholders' equity	219,470	228,776	226,873	209,253

ASSET QUALITY HIGHLIGHTS
Period End
Net charge-offs	$1,967	$15,861	$7,665	$26,682
Nonaccrual loans	5,627	6,270	5,627	6,270
Other real estate owned	1,929	744	1,929	744
Nonperforming assets	7,556	7,014	7,556	7,014
Nonaccrual loans/loans (1)	0.38%	0.47%	0.38%	0.47%
Nonperforming assets/assets	0.28%	0.30%	0.28%	0.30%
Allowance for loan losses/loans (2)	1.34%	1.40%	1.34%	1.40%
Allowance for loan losses/nonaccrual loans	347.38%	289.51%	347.38%	289.51%

CAPITAL RATIOS
Period End
Tier 1 risk-based	12.14%	13.63%	12.14%	13.63%
Total risk-based	13.18%	14.70%	13.18%	14.70%
Leverage	9.08%	10.35%	9.08%	10.35%
Tangible common equity	7.43%	7.05%	7.43%	7.05%

Book value per common share	$7.07	$6.85	$7.07	$6.85

(1) The term "loans" includes loans held for sale and loans held in portfolio.

(2) The term "loans" includes loans held in portfolio only.

STERLING BANCORP

Consolidated Balance Sheets

(Unaudited)

(dollars in thousands, except number of shares)

	September 30,
	2011	2010
ASSETS
Cash and due from banks	$32,418	$36,745
Interest-bearing deposits with other banks	186,632	19,300

Investment securities
Available for sale (at estimated fair value)	324,087	421,984
Held to maturity (at amortized cost)	453,725	342,477
Total investment securities	777,812	764,461

Loans held for sale	22,874	34,046
Loans held in portfolio, net of unearned discounts	1,463,171	1,296,166
Less allowance for loan losses	19,547	18,152
Loans held in portfolio, net	1,443,624	1,278,014
Federal Reserve Bank and Federal Home Loan Bank stock, at cost	8,502	9,381
Customers' liability under acceptances	122	313
Goodwill	22,901	22,901
Premises and equipment, net	24,163	15,725
Other real estate	1,929	744
Accrued interest receivable	8,640	9,216
Cash surrender value of life insurance policies	53,000	50,877
Other assets	74,358	61,754
	$2,656,975	$2,303,477

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
Demand	$594,250	$539,633
Savings, NOW and money market	607,049	555,262
Time	846,496	550,718
Total deposits	2,047,795	1,645,613

Securities sold under agreements to repurchase - customers	43,503	21,084
Securities sold under agreements to repurchase - dealers	5,000	5,000
Short-term borrowings - other	17,726	77,466
Advances - FHLB	123,095	144,528
Long-term borrowings - subordinated debentures	25,774	25,774
Acceptances outstanding	122	313
Accrued interest payable	1,081	1,639
Due to factored clients	94,141	92,854
Accrued expenses and other liabilities	80,053	64,828
Total liabilities	2,438,290	2,079,099

Shareholders' equity	218,685	224,378
	$2,656,975	$2,303,477
MEMORANDA
Available for sale securities - amortized cost	$327,981	$418,452
Held to maturity securities - estimated fair value	468,614	355,462
Shares outstanding
Common issued	35,225,110	31,138,545
Common in treasury	4,300,278	4,297,782

NOTE: Certain reclassifications have been made to prior period's financial data to conform to current financial statement presentations.

STERLING BANCORP

Consolidated Statements of Operations

(Unaudited)

(dollars in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
INTEREST INCOME
Loans	$19,121	$18,275	$53,776	$51,907
Investment securities - available for sale	2,597	2,985	7,704	9,315
Investment securities - held to maturity	3,351	3,320	10,230	11,622
FRB and FHLB stock	75	112	241	296
Deposits with other banks	35	10	92	53
Total interest income	25,179	24,702	72,043	73,193

INTEREST EXPENSE
Savings, NOW and money market deposits	752	746	2,152	2,536
Time deposits	1,470	1,545	4,212	4,857
Securities sold u/a/r - customers	45	49	145	175
Securities sold u/a/r - dealers	16	23	49	28
Short-term borrowings - other	18	70	50	128
Advances - FHLB	483	871	1,647	2,591
Long-term subordinated debentures	523	523	1,570	1,570
Total interest expense	3,307	3,827	9,825	11,885

Net interest income	21,872	20,875	62,218	61,308
Provision for loan losses	3,000	14,000	9,000	25,500

Net interest income after provision for loan losses	18,872	6,875	53,218	35,808

NONINTEREST INCOME
Accounts receivable management/ factoring commissions and other fees	6,574	6,454	18,041	17,527
Service charges on deposit accounts	1,445	1,606	4,248	4,627
Trade finance income	607	657	1,735	1,650
Other customer related service charges and fees	287	298	708	665
Mortgage banking income	1,493	2,458	5,268	5,631
Income from life insurance policies	288	290	860	850
Securities gains	420	1,171	1,529	3,419
(Loss) Gain on sale of OREO	(5)	(11)	0	17
Other income	350	135	1,380	1,135
Total noninterest income	11,459	13,058	33,769	35,521

NONINTEREST EXPENSES
Salaries	11,037	10,689	32,708	30,809
Employee benefits	3,396	2,834	10,450	9,537
Total personnel expense	14,433	13,523	43,158	40,346
Occupancy and equipment expenses, net	3,069	3,375	9,857	8,967
Advertising and marketing	781	816	2,079	2,500
Professional fees	1,741	1,540	3,448	3,913
Communications	430	392	1,314	1,302
Deposit insurance	374	1,033	2,204	2,557
Other expenses	2,942	3,074	7,609	7,643
Total noninterest expenses	23,770	23,753	69,669	67,228

Income (Loss) before income taxes	6,561	(3,820)	17,318	4,101
Provision (Benefit) for income taxes	2,191	(1,146)	5,060	1,230
Net income (loss)	4,370	(2,674)	12,258	2,871
Dividends on preferred shares and accretion	0	654	833	1,934
Net income (loss) available to common shareholders before accelerated accretion from redemption of preferred shares	4,370	(3,328)	11,425	937
Accelerated accretion from redemption of preferred shares	0	0	1,241	0
Net income (loss) available to common shareholders	$4,370	$(3,328)	$10,184	$937

STERLING BANCORP

Consolidated Statements of Operations

(Unaudited)

(dollars in thousands, except per share data)

(continued)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Average number of common shares outstanding
Basic	30,789,539	26,757,035	29,375,816	23,729,461
Diluted	30,789,539	26,757,035	29,375,816	23,732,888
Net income (loss) available to common shareholders, before accelerated accretion from redemption, per average common share
Basic	$0.14	$(0.12)	$0.39	$0.04
Diluted	0.14	(0.12)	0.39	0.04

Net income (loss) available to common shareholders per average common share
Basic	0.14	(0.12)	0.35	0.04
Diluted	0.14	(0.12)	0.35	0.04

Dividends per common share	0.09	0.09	0.27	0.27

STERLING BANCORP

Consolidated Statements of Comprehensive Income (Loss)

(Unaudited)

(dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Net income (loss)	$4,370	$(2,674)	$12,258	$2,871

Other comprehensive income, net of tax:
Unrealized holding (losses) gains on securities arising during the period	(2,566)	921	(1,258)	3,081
Reclassification adjustment for securities gains included in net income	(229)	(638)	(835)	(1,866)
Amortization of:
Prior service cost	9	9	26	27
Net actuarial losses	487	354	1,266	1,191

Comprehensive income (loss)	$2,071	$(2,028)	$11,457	$5,304

STERLING BANCORP

Consolidated Statements of Changes in Shareholders' Equity

(Unaudited)

(dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Balance, at beginning of period	$219,256	$229,275	$222,742	$161,950
Net income (loss) for period	4,370	(2,674)	12,258	2,871
Common shares issued	0	0	36,454	64,881
Common shares issued under stock incentive plan and related tax benefits	0	0	0	1,477
Stock option and restricted stock compensation expense	141	70	287	188
Preferred shares redeemed in connection with the TARP Capital Purchase Program	0	0	(42,000)	0
Repurchase of warrant	0	0	(945)	0
Cash dividends-Common shares	(2,783)	(2,414)	(8,341)	(6,459)
Cash dividends-Preferred shares	0	(525)	(945)	(1,575)
Surrender of shares issued under incentive compensation plan	0	0	(24)	(1,388)
Change in net unrealized holding (losses) gains on securities	(2,566)	921	(1,258)	3,081
Reclassification adjustment for securities gains included in net income	(229)	(638)	(835)	(1,866)
Amortization of:
Prior service cost	9	9	26	27
Net actuarial losses	487	354	1,266	1,191
Balance, at end of period	$218,685	$224,378	$218,685	$224,378

STERLING BANCORP

Average Balance Sheets [1]

(Unaudited)

(dollars in thousands)

	Three Months Ended
	September 30, 2011			September 30, 2010
	AVERAGE		AVERAGE	AVERAGE		AVERAGE
	BALANCE	INTEREST	RATE	BALANCE	INTEREST	RATE
Assets
Interest-bearing deposits with other banks	$66,961	$35	0.21%	$14,180	$10	0.27%

Investment Securities
Available for sale - taxable	371,174	2,364	2.55	449,055	2,767	2.46
Held to maturity - taxable	337,634	1,978	2.34	198,280	2,172	4.38
Tax-exempt [2]	158,417	2,471	6.24	136,533	2,102	6.16
Total investment securities	867,225	6,813	3.14	783,868	7,041	3.59
FRB and FHLB stock [2]	8,714	75	3.44	8,810	113	5.16
Loans, net of unearned discount [3]	1,454,029	19,121	5.37	1,314,846	18,275	5.71

Total Interest-Earning Assets [2]	2,396,929	26,044	4.38%	2,121,704	25,439	4.86%

Cash and due from banks	38,558			34,635
Allowance for loan losses	(19,798)			(22,735)
Goodwill	22,901			22,901
Other	158,255			137,699
Total Assets	$2,596,845			$2,294,204

Liabilities and Shareholders' Equity
Interest-bearing deposits
Domestic
Savings	$17,497	2	0.05%	$18,505	2	0.05%
NOW	223,566	117	0.21	183,780	67	0.14
Money market	377,777	633	0.67	342,615	677	0.78
Time	798,705	1,470	0.73	580,328	1,545	1.06
Foreign
Time	0	0	0.00	117	0	1.10
Total Interest-Bearing Deposits	1,417,545	2,222	0.62	1,125,345	2,291	0.81
Borrowings
Securities sold u/a/r - customers	40,340	45	0.44	41,880	49	0.46
Securities sold u/a/r - dealers	5,002	16	1.30	13,093	23	0.68
Federal funds purchased	13,912	5	0.13	73,533	44	0.23
Commercial paper	14,521	11	0.29	14,424	12	0.30
Short-term borrowings - other	4,195	2	0.10	16,239	14	0.35
Advances - FHLB	127,782	483	1.50	131,823	871	2.62
Long-term borrowings - sub debt	25,774	523	8.38	25,774	523	8.38
Total Borrowings	231,526	1,085	1.87	316,766	1,536	1.93
Total Interest-Bearing Liabilities	1,649,071	3,307	0.80%	1,442,111	3,827	1.05%
Noninterest-bearing demand deposits	582,042			478,474
Total including noninterest-bearing demand deposits	2,231,113	3,307	0.59%	1,920,585	3,827	0.79%
Other liabilities	146,262			144,843
Total Liabilities	2,377,375			2,065,428
Shareholders' equity	219,470			228,776
Total Liabilities and Shareholders' Equity	$2,596,845			$2,294,204
Net interest income/spread [2]		22,737	3.58%		21,612	3.81%
Net yield on interest-earning assets [2]			3.81%			4.11%
Less: Tax-equivalent adjustment		865			737
Net interest income		$21,872			$20,875

[1] The average balances of assets, liabilities and shareholders' equity are computed on the basis of daily averages. Average rates are presented on a tax-equivalent basis. Certain reclassifications have been made to prior period amounts to conform to current presentation.

[2] Interest and/or average rates are presented on a tax-equivalent basis.

[3] Includes loans held for sale and loans held in portfolio; all loans are domestic. Nonaccrual loans are included in amounts outstanding and income has been included to the extent earned.

STERLING BANCORP

Average Balance Sheets [1]

(Unaudited)

(dollars in thousands)

	Nine Months Ended
	September 30, 2011			September 30, 2010
	AVERAGE		AVERAGE	AVERAGE		AVERAGE
	BALANCE	INTEREST	RATE	BALANCE	INTEREST	RATE
Assets
Interest-bearing deposits with other banks	$53,070	$92	0.23%	$27,243	$53	0.26%

Investment Securities
Available for sale - taxable	374,278	6,839	2.44	405,340	8,670	2.85
Held to maturity - taxable	333,710	6,335	2.53	253,926	8,874	4.66
Tax-exempt [2]	157,144	7,323	6.21	113,168	5,220	6.15
Total investment securities	865,132	20,497	3.16	772,434	22,764	3.93
FRB and FHLB stock [2]	8,862	243	3.66	8,363	299	4.77
Loans, net of unearned discount [3]	1,344,935	53,776	5.59	1,231,970	51,907	5.96

Total Interest-Earning Assets [2]	2,271,999	74,608	4.49%	2,040,010	75,023	5.07%

Cash and due from banks	37,998			35,408
Allowance for loan losses	(19,648)			(22,334)
Goodwill	22,901			22,901
Other	151,262			132,450
Total Assets	$2,464,512			$2,208,435

Liabilities and Shareholders' Equity
Interest-bearing deposits
Domestic
Savings	$18,450	7	0.05%	$18,324	9	0.06%
NOW	212,857	289	0.18	212,012	398	0.25
Money market	359,415	1,856	0.69	334,819	2,129	0.85
Time	708,919	4,212	0.79	542,156	4,854	1.20
Foreign
Time	0	0	0.00	423	3	1.09
Total Interest-Bearing Deposits	1,299,641	6,364	0.65	1,107,734	7,393	0.89
Borrowings
Securities sold u/a/r - customers	42,096	145	0.46	49,046	175	0.48
Securities sold u/a/r - dealers	5,249	49	1.24	5,827	28	0.63
Federal funds purchased	14,608	14	0.13	40,321	67	0.22
Commercial paper	14,762	33	0.30	14,604	34	0.31
Short-term borrowings - other	3,794	3	0.08	14,054	27	0.26
Advances - FHLB	131,816	1,647	1.67	128,628	2,591	2.69
Long-term borrowings - sub debt	25,774	1,570	8.38	25,774	1,570	8.38
Total Borrowings	238,099	3,461	1.95	278,254	4,492	2.16
Total Interest-Bearing Liabilities	1,537,740	9,825	0.85%	1,385,988	11,885	1.15%
Noninterest-bearing demand deposits	558,059			471,081

Total including noninterest-bearing demand deposits	2,095,799	9,825	0.63%	1,857,069	11,885	0.86%
Other liabilities	141,840			142,113
Total Liabilities	2,237,639			1,999,182
Shareholders' equity	226,873			209,253
Total Liabilities and Shareholders' Equity	$2,464,512			$2,208,435
Net interest income/spread [2]		64,783	3.64%		63,138	3.92%
Net yield on interest-earning assets [2]			3.90%			4.26%
Less: Tax-equivalent adjustment		2,565			1,830
Net interest income		$62,218			$61,308

[1] The average balances of assets, liabilities and shareholders' equity are computed on the basis of daily averages. Average rates are presented on a tax-equivalent basis. Certain reclassifications have been made to prior period amounts to conform to current presentation.

[2] Interest and/or average rates are presented on a tax-equivalent basis.

[3] Includes loans held for sale and loans held in portfolio; all loans are domestic. Nonaccrual loans are included in amounts outstanding and income has been included to the extent earned.

STERLING BANCORP

Rate/Volume Analysis [1]

(Unaudited)

(dollars in thousands)

	Increase/(Decrease)
	Three Months Ended
	September 30, 2011

	Volume	Rate	Net [2]
INTEREST INCOME
Interest-bearing deposits with other banks	$27	$(2)	$25

Investment Securities
Available for sale - taxable	(501)	98	(403)
Held to maturity - taxable	1,110	(1,304)	(194)
Tax-exempt	341	28	369
Total investment securities	950	(1,178)	(228)

FRB and FHLB stock	(1)	(37)	(38)

Loans, net of unearned discounts [3]	1,984	(1,138)	846
TOTAL INTEREST INCOME	$2,960	$(2,355)	$605

INTEREST EXPENSE
Interest-bearing deposits
Domestic
Savings	$0	$0	$0
NOW	15	35	50
Money market	61	(105)	(44)
Time	487	(562)	(75)
Foreign
Time	0	0	0
Total interest-bearing deposits	563	(632)	(69)

Borrowings
Securities sold under agreements to repurchase - customers	(2)	(2)	(4)
Securities sold under agreements to repurchase - dealers	(19)	12	(7)
Federal funds purchased	(25)	(14)	(39)
Commercial paper	(1)	0	(1)
Short-term borrowings - other	(6)	(6)	(12)
Advances - FHLB	(26)	(362)	(388)
Long-term borrowings - subordinated debentures	0	0	0
Total borrowings	(79)	(372)	(451)

TOTAL INTEREST EXPENSE	$484	$(1,004)	$(520)

NET INTEREST INCOME	$2,476	$(1,351)	$1,125

[1] This table is presented on a tax-equivalent basis.

[2] Changes in interest income and interest expense due to a combination of both volume and rate have been allocated to the change due to volume and the change due to rate in proportion to the relationship of change due solely to each. The change in interest expense for foreign time deposits has been allocated entirely to the volume variance.

[3] Includes loans held for sale and loans held in portfolio; all loans are domestic. Nonaccrual loans are included in amounts outstanding, and income has been included to the extent earned.

STERLING BANCORP

Rate/Volume Analysis [1]

(Unaudited)

(dollars in thousands)

	Increase/(Decrease)
	Nine Months Ended
	September 30, 2011

	Volume	Rate	Net [2]
INTEREST INCOME
Interest-bearing deposits with other banks	$46	$(7)	$39

Investment Securities
Available for sale - taxable	(636)	(1,195)	(1,831)
Held to maturity - taxable	2,262	(4,801)	(2,539)
Tax-exempt	2,051	52	2,103
Total investment securities	3,677	(5,944)	(2,267)

FRB and FHLB stock	17	(73)	(56)

Loans, net of unearned discounts [3]	5,180	(3,311)	1,869
TOTAL INTEREST INCOME	$8,920	$(9,335)	$(415)

INTEREST EXPENSE
Interest-bearing deposits
Domestic
Savings	$0	$(2)	$(2)
NOW	2	(111)	(109)
Money market	148	(421)	(273)
Time	1,272	(1,914)	(642)
Foreign
Time	(3)	0	(3)
Total interest-bearing deposits	1,419	(2,448)	(1,029)

Borrowings
Securities sold under agreements to repurchase - customers	(23)	(7)	(30)
Securities sold under agreements to repurchase - dealers	(3)	24	21
Federal funds purchased	(32)	(21)	(53)
Commercial paper	0	(1)	(1)
Short-term borrowings - other	(12)	(12)	(24)
Advances - FHLB	62	(1,006)	(944)
Long-term borrowings - subordinated debentures	0	0	0
Total borrowings	(8)	(1,023)	(1,031)

TOTAL INTEREST EXPENSE	$1,411	$(3,471)	$(2,060)

NET INTEREST INCOME	$7,509	$(5,864)	$1,645

[1] This table is presented on a tax-equivalent basis.

[2] Changes in interest income and interest expense due to a combination of both volume and rate have been allocated to the change due to volume and the change due to rate in proportion to the relationship of change due solely to each. The change in interest expense for foreign time deposits has been allocated entirely to the volume variance.

[3] Includes loans held for sale and loans held in portfolio; all loans are domestic. Nonaccrual loans are included in amounts outstanding, and income has been included to the extent earned.

STERLING BANCORP

Reconciliation of Tangible Common Equity and Tangible Assets

(Unaudited)

(dollars in thousands)

This press release contains certain supplemental financial information, described in the following tables, which has been determined by methods other than U. S. generally accepted accounting principles (“GAAP”). Management believes that these non-GAAP financial measures provide useful supplemental information to both management and investors in evaluating Sterling's capital position. Tangible common equity represents shareholders' equity less preferred equity, goodwill and other intangibles. Tangible assets are equal to total assets less goodwill and other intangibles. Tangible common equity ratio is calculated by dividing tangible common equity by tangible assets. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results, and Sterling strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Non-GAAP financial measures are not standardized, and, therefore, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures that may have the same or similar names.

	September 30,
	2011	2010
Tangible common equity

Total shareholders' equity	$218,685	$224,378
Less:
Preferred equity	0	40,472
Goodwill and other intangible assets	22,975	23,176
Total tangible common equity	$195,710	$160,730

Tangible assets

Total assets	$2,656,975	$2,303,477
Less: Goodwill and other intangible assets	22,975	23,176
Total tangible assets	$2,634,000	$2,280,301

Tangible common equity ratio	7.43%	7.05%